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                                                                    EXHIBIT 4(c)
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                          SECOND SUPPLEMENTAL INDENTURE



                            dated as of April 7, 1995



                                     between



                            KIMCO REALTY CORPORATION



                                       and



                  IBJ SCHRODER BANK & TRUST COMPANY, as Trustee





                       ----------------------------------

                             SENIOR DEBT SECURITIES
                                       of
                            KIMCO REALTY CORPORATION

                       ----------------------------------








================================================================================


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                  THIS SECOND SUPPLEMENTAL INDENTURE, is entered into as of
April 7, 1995, by and between Kimco Realty Corporation, a Maryland corporation (the "Company") and IBJ Schroder Bank & Trust Company, a corporation organized under the laws of the State of New York, as trustee (the "Trustee").

                  WHEREAS, Kimco Realty Corporation, a Delaware corporation and predecessor to the Company (the "Delaware Company"), and the Trustee entered into the Indenture dated as of September 1, 1993 (the "Original Indenture") relating to the Delaware Company's senior debt securities;

                  WHEREAS. the Company and the Trustee entered into the First Supplemental Indenture dated as of August 4, 1994 (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), pursuant to which the Company assumed all obligations of the Delaware Company under the Original Indenture pursuant to Section 801 of the Original Indenture;

                  WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of this Second Supplemental Indenture to amend certain existing provisions or add certain additional provisions to the Indenture for the benefit of Holders of all series of Securities created on or after the date of this Second Supplemental Indenture;

                  WHEREAS, the Company and the Trustee are authorized to enter into this Second Supplemental Indenture, and

     NOW, THEREFORE, the Company and the Trustee agree as follows:

                  Section 1. Relation to Indenture. This Second Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in force and effect.

                  Section 2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

                  Section 3. Certain Definitions. Section 101 of the Indenture is amended so that the following definitions are added, in alphabetical order:

                  "Total Assets" means, as of any date, the sum of (i) the Company's Undepreciated Real Estate Assets and (ii) all other assets of the Company determined in accordance with GAAP (but excluding goodwill and amortized debt costs).

                  "Unencumbered Total Asset Value" means, as of any date, the sum of the Company's Total Assets which are unencumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any Debt.

                  Section 4. Compensation and Reimbursement. Section 606 of the Indenture is amended by replacing the words "Section 501(5) or Section 501(6)" in the third to last paragraph thereof with the words "Section 501(6) or Section 501(7)."

                  Section 5. Waiver of Certain Covenants. In Section 1013 of the Indenture, the following words are added after the words "Sections 1004 to 1010, inclusive,": "and Section 1014."

                  Section 6. Maintenance of Unencumbered Total Asset Value. The following is added as Section 1014 of the Indenture after Section 1013 thereof:

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         Section 1014. Maintenance of Unencumbered Total Asset Value. The
         Company will at all times maintain an Unencumbered Total Asset Value in an amount of not less than one hundred percent (100%) of the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries that is unsecured; this covenant shall apply solely to the benefit of Holders of series of Securities created on or after April 7, 1995.

                  Section 7. Deposit of Redemption Price. In Section 1105 of the Indenture, after the words "(except if the Redemption Date shall be an Interest Payment Date)" (but before the closing parentheses immediately after the word "Date"), the following words are added: ", unless otherwise specified pursuant to Section 301 for the Securities of such series".

                  Section 8. Securities Payable on Redemption Date. In the first paragraph of Section 1106 of the Indenture, after the words "provided further that, except as otherwise provided with respect to Securities convertible into Common Stock or Preferred Stock," the following words are added: "and as otherwise specified pursuant to Section 301 for the Securities of such series,".

                  Section 9. Repayment of Securities. In Section 1302 of the Indenture, after the words "(except if the Repayment Date shall be an Interest Payment Date)" (but before the closing parentheses immediately after the word "Date"), the following words are added: ", unless otherwise specified pursuant to Section 301 for the Securities of such series".

                  Section 10. When Securities Presented for Repayment become Due and Payable. In Section 1304 of the Indenture, after the words "provided further that, in the case of Registered Securities," the following words are added:
"unless otherwise specified pursuant to Section 301 for the Securities of such series,".

                  Section 11. Covenant Defeasance. In Section 1403 of. the Indenture, on both the fourth and the thirteenth lines of such section, the following words are added after the words "Sections 1004 to 1010, inclusive,":
"and Section 1014".

                  Section 12. Counterparts. This Second Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  Section 13. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  Section 14. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the fourth recital as it appears as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this Second Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

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                  IN WITNESS WHEREOF, Kimco Realty Corporation has caused this
Second Supplemental Indenture to be duly signed and acknowledged by its Chief Financial Officer hereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or Assistant Secretary and IBJ Schroder Bank & Trust Company has caused this Second Supplemental Indenture to be duly signed and acknowledged by one of its Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries.

                                          KIMCO REALTY CORPORATION,
                                          a Maryland corporation


[Corporate Seal]
                                          By:    /s/ Louis J. Petra
                                             ---------------------------
                                          Name: Louis J. Petra
                                          Title: Chief Financial Officer

Attest:


By:  /s/ Michael E. Parry
   ------------------------
Name: Michael E. Parry
Title: Assistant Secretary


                                          IBJ SCHRODER BANK & TRUST COMPANY,
                                                       as Trustee


[Corporate Seal]
                                          By:     /s/ Thomas J. Bogert
                                             ----------------------------
                                          Name: Thomas J. Bogert
                                          Title: Assistant Vice President

Attest:


By:          /s/ Thomas McCutcheon
   --------------------------------
Name:        Thomas McCutcheon
Title:       Assistant Secretary


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STATE OF NEW YORK             )
                              ) ss:
COUNTY OF NEW YORK            )


                  On this 7th day of April, 1995, before me personally came Louis J. Petra to me known, being by me duly sworn, did depose and say that he is the Chief Financial Officer of Kimco Realty Corporation, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]
                                       /s/ Eileen Donlon
                        -----------------------------------------------------
                                        Notary Public

                        My commission expires      July 31, 1995
                                              -----------------------------





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STATE OF NEW YORK                 )
                                  ) ss:
COUNTY OF KINGS                   )


                  On this 7th day of April, 1995, before me personally came Thomas J. Bogert to me known, being by me duly sworn, did depose and say that he is an Assistant Vice President of IBJ Schroder Bank & Trust Company, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]
                                         /s/ Jane Shaheen
                         ------------------------------------------------------
                                         Notary Public

                         My commission expires          March 30, 1997
                                               -------------------------------



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